SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC  20549



                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933




                               MERIDIAN CO., LTD.
                               ------------------
               (Exact Name of Company as specified in its charter)



 Republic  of Korea                    0-32359                Not Applicable
-------------------                    -------             -------------------
   (Jurisdiction)           (Commission  File  Number)     (IRS  Employer  ID
                                                                        Number)


                     9Fl., Seoil Bldg. 222, Jamsilbon-dong,
                       Songpa-gu Seoul, Republic of Korea
                                Zip Code 138-863
                     (Address of principal executive offices)



                              CONSULTING AGREEMENTS
                          (Full title of the Agreement)


       Company's telephone number: 82-22-194-3300 Fax No.: 82-22-194-3333
                                   --------------          --------------



                         CALCULATION OF REGISTRATION FEE


--------------------------------------------------------------------------------------------------------------
                                                   Proposed            Proposed Maximum
Title of Securities          Amount to be       Maximum Offering       Aggregate Offering       Amount of
      be Registered           Registered        Price Per Share(1)         Price(1)          Registration Fee
--------------------------------------------------------------------------------------------------------------
Common Stock
par value 200 Won
per share                      1,282,708(2)(3)      $ 0.10               $  128,270              $ 118.01
--------------------------------------------------------------------------------------------------------------

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457.

(2) Includes 768,932 shares issuable pursuant to a consulting agreement between the Registrant and Hyun J. You.

(3) Includes 513,776 shares issuable pursuant to a consulting agreement between the Registrant and Hye Kyung Choi.

                                     PART I

                     INFORMATION REQUIRED IN THE PROSPECTUS

     Note: The document(s) containing the information concerning the Consulting Agreement between MERIDIAN CO., LTD. (the "Company"), and HYUN J. YOU, dated as of January 1, 2002, and the Consulting Agreement between MERIDIAN CO., LTD. (the "Company"), and HYE KYUNG CHOI, dated as of January 1, 2002 required by Item 1 of Form S-8 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the statement of availability of registrant information, employee benefit plan annual reports and other information required by Item 2 of Form S-8 will be sent or given to participants as specified in Rule 428. In accordance with Rule 428 and the requirements of Part I of Form S-8, such documents are not being filed with the Securities and Exchange Commission (the "Commission") either as part of this registration statement on Form S-8 (the "Registration Statement") or as prospectuses or prospectus supplements pursuant to Rule 424. The Company will maintain a file of such documents in accordance with the provisions of Rule 428. Upon request, the Company shall furnish to the Commission or its staff a copy or copies of all of the documents included in such file.


                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM  3.  INCORPORATION  OF  DOCUMENTS  BY  REFERENCE

     The following documents, which have been filed by the Company with the Securities and Exchange Commission, are hereby incorporated by reference into this Prospectus:

     a. The Company's Annual Report on Form 20-F for the fiscal year ended December 31, 2001;

     b.     The  Company's  Current  Report  on  Form  8-K12G3  filed  with  the
Commission  on  February  12,  2001,  as  amended  to  date;  and

     c. The Company's Current Reports on Forms 8-K12G3 subsequent to December 31, 2001, and up to and including the date of filing of this Registration statement.

     All documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated in this Registration Statement by reference and to be a part hereof from the date of filing of such documents.

     Any statement contained in this Registration Statement, in a supplement to this Registration Statement or in a document incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed supplement to this Registration Statement or in any document that is subsequently incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM  4.  DESCRIPTION  OF  SECURITIES.

     The Common Stock being registered pursuant to this registration statement is part of a class of securities registered under Section 12 of the Exchange Act. A description of such securities is contained in our filings under the Exchange Act, and is incorporated herein by reference.

ITEM  5.  Interests  of  Named  Experts  and  Counsel.

     Not  applicable.

ITEM  6.  Indemnification  of  Directors  and  Officers.

     Not  applicable.

ITEM  7.  Exemption  From  Registration  Claimed.

     Not  applicable.

ITEM  8.  Exhibits.

Exhibit  Number          Description
---------------          -----------

4.1 Agreement between Meridian Co., Ltd., and Hyun J. You, dated as of January 1, 2002.

4.2 Agreement between Meridian Co., Ltd., and Hye Kyung Choi, dated as of January 1, 2002.

5                       Opinion  of  Counsel.

23.1                    Consent  of  Accountants.

23.2                    Consent  of  Counsel  (Included  in  Exhibit  5).

ITEM  9.  Undertakings

     1.     The  Registrant  hereby  undertakes:

          (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the formation set forth in the registration statement

               (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

          (b) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bonafide offering thereof.

          (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     2. The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be in the initial bona fide offering thereof.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration
Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Seoul, Korea, on this 17th day of July, 2002.


                              MERIDIAN  CO.,  LTD.


                              By:  /s/ Myeong, Hyeon-seong
                                  --------------------------------------
                                  Myeong, Hyeon-seong, President and CEO



In accordance with the requirements of the Securities Act of 1933 as amended, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.



Signature                   Title                                    Date


/s/ Myeong, Hyeon-seong
_______________________     Director,  Chief  Executive  Officer
Myeong,  Hyeon-seong        and  President                        July 17, 2002


/s/ Park, Sang-yeul
_______________________     Director
Park, Sang-yeul                                                   July 17, 2002


/s/ Lee, Soo-rang
_______________________     Director
Lee, Soo-rang                                                     July 17, 2002


/s/ Kim, Ki-won
_______________________     Director
Kim, Ki-won                                                       July 17, 2002

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                               MERIDIAN CO., LTD.
               (Exact name of Issuer as specified in its charter)

EXHIBIT  INDEX


Exhibit  Number          Description
---------------          -----------

4.1 Agreement between Meridian Co., Ltd., and Hyun J. You, dated as of January 1, 2002.

4.2 Agreement between Meridian Co., Ltd., and Hye Kyung Choi, dated as of January 1, 2002.

5                       Opinion  of  Counsel.

23.1                    Consent  of  Accountants.

23.2                    Consent  of  Counsel  (Included  in  Exhibit  5).